Exhibit 10(cc)

COMPASS BANCSHARES, INC.
2002 INCENTIVE COMPENSATION PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT is made and entered into as of April 18, 2005 among grantor Compass Bancshares, Inc., a Delaware corporation (the “Corporation”), and grantee, ___ (“Grantee”).

W I T N E S S E T H:

     On April 15, 2002, the shareholders of the Corporation approved and ratified the Compass Bancshares, Inc., 2002 Incentive Compensation Plan, (the “Plan”) pursuant to which, non-employee directors of the Corporation are granted the option to purchase 2,000 shares of the Corporation’s Common Stock (as hereinafter defined) (i) upon first being elected or appointed to the Board of Directors of the Corporation (the “Board of Directors”) and (ii) as of the date of each annual meeting of the shareholders of the Corporation if such non-employee director’s term of office continues after such date. The terms and conditions of such grant are contained in this Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.     Grant of Option. Grantee shall have the right and option to purchase on the terms and conditions set forth herein and in the Plan, all or any part of an aggregate of 2,000 shares of the $2.00 par value common stock of the Corporation (the “Common Stock”) at the purchase price of $44.52 per share (the “Option Price”). The Option Price is 100% of the Fair Market Value of the Common Stock on April 18, 2005, the date of the grant of the option covered by this Agreement. Certain definitions are provided in Section 12 of this Agreement. All capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Plan.

     2.     Terms and Conditions. It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

               (a)     Expiration Date. The option shall expire on April 17, 2015 (the “Expiration Date”). After the Expiration Date, the parties shall have no further rights or obligations hereunder.

               (b)     Exercise of Option. Subject to Sections 2(d), the option covered by this Agreement may be exercised by Grantee from time to time, in whole or in part, during the period beginning on the date indicated above and ending on the Expiration Date.

               (c)     Method of Exercise and Payment of Purchase Price Upon Exercise. The method of exercise of the option shall be by giving written notice to the Corporation. Payments shall be made at the time of exercise and shall be in cash or in shares of Common Stock. In the event payment is made in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise, as indicated by the closing stock price at the close of regular trading hours of the primary stock exchange or market on which the Common Stock is traded on that date. The option is not exercised until both the written notice and the payment for the shares exercised are actually received by the Corporation.

               (d)     Forfeiture of Rights. The option or any unexercised portions thereof shall expire and be forfeited upon cessation of Grantee’s service to the Corporation in all capacities (“Service”), except that:

          (i)     If Grantee’s Service ceases for any reason other than Director Misconduct, death, Director Disability or Director Retirement, Grantee may at any time within a period of three (3) months after such cessation, but not after the stated termination date of the option, exercise the option. If Grantee shall die following any such cessation and prior to the expiration of such three (3) month period, the option may be exercised in accordance with its terms within such three (3) month period by the personal representatives of the estate of Grantee or by any Person or Persons to who the option has been transferred by gift or by will or the applicable laws of descent and distribution.

          (ii)     If Grantee’s Service ceases by reason of Director Misconduct during the course of Grantee’s term, Grantee’s rights to the option shall be forfeited as of the date of the occurrence of such Director Misconduct.

          (iii)     If Grantee’s Service ceases by reason of Director Disability or Director Retirement, Grantee may exercise the option in accordance with the terms thereof as though such cessation had never occurred. If Grantee shall die following any such cessation, the option may be exercised in accordance with its terms by the personal representatives of the estate of Grantee or by any Person or Persons to whom the option has been transferred by gift or by will or the applicable laws of descent and distribution.

          (iv)     If Grantee shall die while a non-employee director of the Corporation, the option may be exercised in accordance with its terms by the personal representatives of the estate of Grantee or by any Person or Persons to whom the option has been transferred by gift or by will or the applicable laws of descent and distribution for a period of three (3) years from the date of such death or until the expiration of the stated term of the option, whichever period is shorter.

Nothing contained in this subsection shall extend the time period set forth in Section 2(a) during which the option can be exercised.

     3.     Non-Qualified Stock Option. This option is not intended to be an incentive stock option within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

     4.     No Rights as Shareholder. No option granted hereunder shall entitle the holder thereof to any rights as a shareholder in the Corporation with respect to any shares to which the option relates until such option has been exercised properly and paid for in full and the corresponding shares have been issued.

     5.     Restrictions on Transfer of Shares. Grantee hereby agrees for himself and his legal representative, heirs and distributees, that if a registration statement covering the shares issuable upon exercise of any option hereunder is not effective under the Securities Act of 1933, as amended (the “Act”), at the time of such exercise, or if an exemption from the registration requirements of the Act is not available, then all shares of Common Stock then acquired upon such exercise shall be acquired for investment, and that the notice of exercise delivered to the Corporation shall be accompanied by a representation in writing acceptable in scope and form to counsel to the Corporation and signed by Grantee or Grantee’s legal representative, heirs or distributees, as the case may be, to the effect that the shares are being acquired in good faith for investment and not with a view to distribution thereof. Any shares so acquired may be deemed restricted securities under Rule 144 as promulgated by the Securities and Exchange Commission under the Act, and as the same may be amended or replaced and subject to restrictions upon sale or other disposition and may bear any required legend, or other legend deemed appropriate by the Corporation, to that effect.

     6.     Registration of Shares. If at any time the Board of Directors or the Compensation Committee shall reasonably determine that the listing, registration or qualification of any shares subject to the option upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental or regulatory body is necessary or desirable as a condition of or in connection with the issuance or purchase of shares hereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not reasonably acceptable to the Board of Directors or to the Compensation Committee.

     7.     Transfer of Rights. The option may be transferred only under the following circumstances: (i) by will or the laws of descent and distribution, in which case the option may be exercised in accordance with the provisions set forth above or (ii) by gift or pursuant to a domestic relations order to a family member (or a trust for their benefit), in which case Grantee shall promptly report the transfer to the Secretary of the Corporation so that the Corporation may deliver to his transferee all requisite documents concerning the Plan (including the prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended). For this purpose, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty (50) percent of the beneficial interest, a foundation in which these persons (or Grantee) control the management of assets, and any other entity in which these persons (or Grantee) own more than fifty (50) percent of the voting interests.

     8.     Plan to Control. The Plan is incorporated in this Agreement by this reference. Any question of interpretation or application of the Plan or this Agreement shall be resolved by the Board of Directors and its determination shall be final and binding on the Corporation, Grantee and Grantee’s permitted assigns. In the event of any conflict between the provisions of the Plan and of this Agreement, the Plan shall control. Grantee hereby acknowledges receipt of a copy of the Plan.

     9.     Notices. All notices hereunder shall be in writing and, if to the Corporation, shall be delivered personally to the Secretary of the Corporation or mailed to the Corporation’s principal office at 15 South 20th Street, Birmingham, Alabama 35233, addressed to the attention of the Secretary of the Corporation; and if to Grantee, shall be delivered personally or mailed to him at the address noted below. Such addresses may be changed at any time by notice from one party to the other.

     10.     Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto, the successors and assigns of the Corporation and any person to whom the rights of Grantee are transferred in accordance with the terms of this Agreement.

     11.     Headings. The section headings used herein are solely for reference only and shall not affect in any way the meanings and interpretation of the terms and conditions set forth herein.

     12.     Certain Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:

     (a)     “Director Disability” means that Grantee:

          (i)     has established to the satisfaction of the Board of Directors that Grantee is unable to perform his or her duties as a member of the Board of Directors by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than twelve (12) months; and

          (ii)     has satisfied any requirement imposed by the Compensation Committee in regard to evidence of such disability.

     (b)     “Director Misconduct” means the occurrence of any one or more of the following:

          (i)     the willful and continued failure by Grantee to substantially perform his or her duties (other than any such failure resulting from Director Disability, death or Director Retirement), after a written demand for substantial performance is delivered by the Board of Directors to Grantee that specifically identities the manner in which the Board of Directors believes that Grantee has not substantially performed his or her duties, and Grantee has failed to remedy the situation within thirty (30) calendar days of receiving such notice; or

          (ii)     Grantee’s conviction for committing an act of fraud, embezzlement, theft or another act constituting a felony or a crime involving moral turpitude; or

          (iii)     substance dependence or addiction to any drug illegally taken or to alcohol; or

          (iv)     the engaging by Grantee in gross misconduct materially and demonstrably injurious to the Corporation.

     No act or failure to act on Grantee’s part shall be considered “willful” unless done, or omitted to be done, by Grantee not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation. Director Misconduct shall be determined by the Board of Directors in exercise of good faith and reasonable judgment.

     (c)     “Director Retirement” means mandatory retirement from service as a member of the Board of Directors pursuant to the Corporation’s policies.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPASS BANCSHARES, INC.
By:
	Name:	Jerry W. Powell
	Title:	Secretary and General Counsel

WITNESS:	GRANTEE:

[ ]